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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) October 30, 1997

                           MILESTONE PROPERTIES, INC.
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             (Exact name of registrant as specified in its charter)

                                    Delaware
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                 (State or other jurisdiction of incorporation)

        1-10641                                        65-0158204
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(Commission File Number)                  (IRS Employer Identification Number)

          5200 Town Center Circle, Boca Raton, FL         33486
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         (Address of Principal Executive Offices)      (Zip Code)

Registrant's telephone number, including area code (561) 394-9533


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          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5.  OTHER EVENTS.

         Milestone Properties, Inc., a Delaware corporation (the "Registrant"), entered into a Stipulation and Agreement of Settlement on October 30, 1997 (the "Settlement Agreement"), providing for the settlement (the "Settlement") of a derivative and class action lawsuit, John Winston v. Leonard S. Mandor, Robert
A. Mandor, Joan LeVine, Harvey Jacobson, Gregory McMahon, Geoffrey Aaronson, Milestone Properties, Inc. and Concord Assets Group, Inc. (the "Action"), which was filed in the Court of Chancery of the State of Delaware (the "Delaware Court") in January 1996. The Action was brought against the Registrant, members of its Board of Directors, and Concord Assets Group, Inc., a New York corporation ("Concord"), the executive officers and directors of which are also executive officers and directors of the Registrant. The plaintiff, a holder of the Registrant's $.78 Convertible Series A preferred stock (the "MPI Preferred Stock") purporting to bring the Action on behalf of himself and other MPI Preferred Stockholders, brought the Action in connection with (i) the Registrant's acquisition in October 1995 of certain wraparound notes, wraparound mortgages and fee properties from certain affiliates of Concord, (ii) the transfer in August and October 1995 of 16 of the Registrant's retail properties to Union Property Investors, Inc., a then wholly-owned Delaware subsidiary of the Registrant ("UPI"), and (iii) the subsequent distribution of all of the issued and outstanding shares of UPI's common stock to the Registrant's common stockholders on a share for share basis and for no consideration (the events referred to in clauses (i) through (iii) above are collectively referred to herein as the "Transactions").

         The Settlement is subject to approval by the Delaware Court, the condition that stockholders owning more than 10% of the MPI Preferred Stock do not opt out of the Settlement, and certain other conditions.

         If the Settlement is approved and consummated, the Action will be dismissed, the Registrant's stockholders will release all derivative claims arising in connection with the Transactions and the holders of the MPI Preferred Stock between October 23, 1995 and the date on which the Settlement is consummated will release any claims they may have against the Registrant and the other named defendants arising out of the Transactions. Each MPI Preferred Stockholder who does not opt out of the Settlement and who owns shares of the MPI Preferred Stock on the date the Settlement is consummated will surrender their shares of MPI Preferred Stock to Concord Milestone Preferred, Inc., a Delaware subsidiary of Concord ("CMP"), and receive in exchange for each share of MPI Preferred Stock surrendered, $0.75 in cash payable by the Registrant and one share of preferred stock of CMP (the "CMP Preferred Stock"). The CMP Preferred Stock will have a liquidation preference of $2.25 per share, will be required to be redeemed by CMP at $2.25 per share after five years, and will have no voting or dividend rights. In addition, any CMP Preferred Stockholder who does not want to wait the full five years for such shares to be redeemed can have shares redeemed by CMP at the following prices prior to the fifth year: within 2 years after the Settlement - $1.00 per share; 2-3 years after the Settlement - $1.40 per share; 3-4 years after the Settlement - $1.60 per share; 4-5 years after the Settlement - $1.90 per share. CMP's redemption obligations will be secured by a letter of credit.

         Subject to approval by the Delaware Court, the Registrant will be sending to the Settlement Class and the other stockholders of the Registrant a notice which will describe more fully the terms of the Settlement.

         The foregoing description of the Settlement and the Settlement Agreement is qualified in its entirety by reference to the Settlement Agreement, a copy of which is annexed hereto as Exhibit 2.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
         AND EXHIBITS

1. Stipulation and Agreement of Settlement, dated October 30, 1997, by and among John Winston, the plaintiff, and Leonard
         S. Mandor, Robert A. Mandor, Joan LeVine, Harvey Jacobson, Gregory McMahon, Geoffrey S. Aaronson, Milestone Properties, Inc. and Concord Assets Group, Inc.

2.       Milestone Properties, Inc. Press Release, dated October 31,
         1997.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   MILESTONE PROPERTIES, INC.

                                                   By     /s/ Joseph Otto
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                                                      Name:  Joseph Otto
                                                      Title: Vice President

Date:  November 5, 1997

                                  EXHIBIT INDEX

Exhibit                                 DESCRIPTION
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  2 Stipulation and Agreement of Settlement, dated October 30, 1997, by and among John Winston, the plaintiff, and Leonard
                           S. Mandor, Robert A. Mandor, Joan
                           LeVine, Harvey Jacobson, Gregory
                           McMahon, Geoffrey S. Aaronson, Milestone
                           Properties, Inc. and Concord Assets
                           Group, Inc.

  99                       Milestone Properties, Inc. Press
                           Release, dated October 31, 1997.